UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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QUICKLOGIC CORPORATION

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QUICKLOGIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 25, 2018
The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation (“QuickLogic”), will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Wednesday, April 25, 2018, at 10:00 a.m., local time, for the following purposes:

1	To elect three Class I directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2021;
2	To ratify the appointment of Moss Adams LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 30, 2018; and
3
To approve the amendment of the Company's 2009 Stock Plan to, among other changes, increase the maximum aggregate number of shares of common stock available by four million shares (4,000,000), from eight million (8,000,000) to twelve million (12,000,000).

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 26, 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
Again this year, we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. This allows us to mail our stockholders a notice instead of a paper copy of the Proxy Statement and our 2017 Annual Report on Form 10-K. The notice contains instructions on how our stockholders may access our Proxy Statement and Annual Report over the Internet and how our stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2017 Annual Report and a form of proxy card. Stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will help us to conserve natural resources and reduce the costs of printing and distributing our proxy materials. The Proxy Statement and form of proxy are being distributed and made available on or about March 16, 2018.
All stockholders are cordially invited to attend the Annual Meeting in person.
For the Board of Directors,
                                                             Brian C. Faith
President and Chief Executive Officer
Sunnyvale, California
March 16, 2018

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE, OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD. VOTING OVER THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY OR VOTING INSTRUCTION CARD WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND IN PERSON.

QUICKLOGIC CORPORATION
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE ANNUAL MEETING

General

The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation (“QuickLogic” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, April 25, 2018, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. At the Annual Meeting, only stockholders of record at the close of business on February 26, 2018, the record date, will be entitled to vote. On February 26, 2018, QuickLogic’s outstanding capital stock consisted of 80,563,053 shares of common stock.
At the Annual Meeting, the stockholders will be asked:

1	To elect three Class I directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2021;
2	To ratify the appointment of Moss Adams LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 30, 2018; and
3
To approve the amendment of the Company's 2009 Stock Plan to, among other changes, increase the maximum aggregate number of shares of common stock available by four million shares (4,000,000), from eight million (8,000,000) to twelve million (12,000,000).

This Proxy Statement and form of proxy were first provided to stockholders entitled to vote at the Annual Meeting on or about March 16, 2018, together with our 2017 Annual Report to Stockholders.

Board’s Recommendation

Our Board of Directors recommends that you vote:

1	“FOR” the election of the three nominated Class I directors;
2	“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2018; and
3
"FOR” the approval of the amendment of the Company's 2009 Stock Plan to, among other changes, increase the maximum aggregate number of shares of common stock available by four million (4,000,000), from eight million (8,000,000) to twelve million (12,000,000);

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxy holders will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment on the matters.

Voting and Discretionary Voting

Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted "FOR" the election

What’s required to approve each item?

Proposal 1: Election of Directors. Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the Annual Meeting will be uncontested. “Plurality” means that the three individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2018 will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. An abstention will not be counted toward the ratification of Moss Adam as the independent auditor, and the effect of an abstention is the same as a vote against the ratification. Broker non-votes will have no effect on the outcome.

Proposal 3: Approval of Amendment of the Company's 2009 Stock Plan. The affirmative vote of the majority of votes cast (in person or by proxy) at the Annual Meeting and entitled to vote is required for the approval of the amendment of the Company's 2009 Stock Plan to, among other changes, increase the maximum aggregate number of shares of common stock available by four million (4,000,000), from eight million (8,000,000) to twelve million (12,000,000). An abstention will not be counted toward the approval of amendment of the Company’s 2009 Stock Plan, and the effect of an abstention is the same as a vote against the approval.

Will my shares be voted if I do not provide my proxy?

Under applicable rules, if you hold your shares through a brokerage firm, bank or other nominee, and do not give instructions to that entity, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Moss Adams as our independent registered public accounting firm (Proposal 2) is considered to be a discretionary item under applicable rules and your brokerage firm, bank or other nominee will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the Annual Meeting are “non-discretionary” and if you do not instruct your broker, bank or other nominee how to vote with respect to such proposals, it may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm, bank or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What’s required to approve each item?” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Voting Electronically via the Internet, by Telephone or by Mail

There are three ways to vote by proxy:
By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.
By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.
Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 25, 2018

Our proxy materials including our Proxy Statement, Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed free of charge and printed at http://materials.proxyvote.com/74837P.

Solicitation of Proxies

We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $12,000 in total. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials to stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy. For shares you hold in street name, you may revoke your prior proxy by submitting new voting instructions to your broker or nominee.

Quorum; Abstentions; Broker Non-Votes

The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 80,563,053 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors (Proposal 1), abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals for Candidates to the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on our website at http://www.quicklogic.com/corporate/about-us/management, to consider recommendations for candidates to the Board of Directors from stockholders holding either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities continuously for at least one-year prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement will likely not be considered timely for consideration at that year’s annual meeting.
A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the requisite number of Company voting securities.
A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Other Stockholder Proposals

Stockholders are entitled to present proposals for consideration at the next annual meeting of stockholders provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.
Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2019 Annual Meeting of Stockholders must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement, which date is November 16, 2018. Proposals received after this date will likely not be considered timely for consideration at that year’s annual meeting.

Householding

Householding is a cost-saving procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, Broadridge Financial Solutions, Inc., at (800) 542-1061.

PROPOSAL ONE
ELECTION OF DIRECTORS
QuickLogic’s Board of Directors (the “Board”) is currently comprised of eight members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Michael R. Farese, Andrew J. Pease, and Daniel A. Rabinovitsj have been designated as Class I directors whose terms expire at the 2018 Annual Meeting of Stockholders. Arturo Krueger and Gary H. Tauss have been designated as Class II directors whose terms expire at the 2019 Annual Meeting of Stockholders, and Brian C. Faith, E. Thomas Hart and Christine Russell have been designated as Class III directors whose terms expire at the 2020 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.
Nominees for Class I Directors
Three Class I directors are to be elected at this Annual Meeting of Stockholders for a three-year term ending in 2021. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated Michael R. Farese, Andrew J. Pease and Daniel A. Rabinovitsj. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Michael R. Farese, Andrew J. Pease and Daniel A. Rabinovitsj. QuickLogic expects that Michael R. Farese, Andrew J. Pease and Daniel A. Rabinovitsj will serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director’s term expires in 2021 or until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Required Vote
The three nominees receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them, shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.
Recommendation of the Board of Directors
QUICKLOGIC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE CLASS I DIRECTOR NOMINEES LISTED ABOVE.

Directors and Nominees for Director

The following table sets forth information concerning the nominees for Class I director.

Nominees for Class I Director

Name	Age	Position
Michael R. Farese	71	Director
Andrew J. Pease	67	Director
Daniel A. Rabinovitsj	53	Director

Michael R. Farese (Ph.D.) has been serving as a member of our Board of Directors since April 2008. In January 2015, Dr. Farese joined Antenna79, a consumer electronics company creating advanced antenna technology for wireless devices, where he holds the position of Chief Scientist until December 2016 when Antenna79 was acquired. From June 2010 to December 2014, Dr. Farese served as Chief Technology Officer and Senior Vice President of Global Engineering at Entropic Communications Inc., a fabless semiconductor company that designs, develops and markets system solutions to enable connected home entertainment. From September 2007 to May 2010, he was President and Chief Executive Officer and member of the Board of Directors of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of programmable radio frequency ICs. From September 2005 to September 2007, Dr. Farese was Senior Vice President, Engineering, of Palm, Inc., a leading mobile products company. Dr. Farese also served as President and Chief Executive Officer of WJ Communications, a radio frequency (RF) semiconductor company, from March 2002 to July 2005 and President and CEO of Tropian Inc., a developer of high efficiency RF ASICs for 2.5 and 3G cellular phones, from October 1999 to March 2002. Prior to that time, Dr. Farese held senior management positions at Motorola Corp., Ericsson Inc., Nokia Corp. and ITT Corp. Dr. Farese also held management positions at AT&T Corp. and Bell Laboratories, Inc. and has been in the telecommunications and semiconductor industry for more than 40 years. Dr. Farese also served on the board of PMC-Sierra, Inc., an Internet infrastructure semiconductor solution provider, from May 2006  until its acquisition in January 2016 by Microsemi Corp.
Dr. Farese holds a B.S. degree and a Ph.D. in Electrical Engineering from Rensselaer Polytechnic Institute. He also received his M.S. degree in Engineering from Princeton University.

Dr. Farese has extensive executive experience and knowledge of the wireless industry, cellular handsets and wireless devices, and the use of semiconductors for the wireless industry. His business acumen and strong technical and strategic planning skills bring an invaluable perspective to the Board.

Andrew J. Pease has been serving as a member of our Board of Directors since April 2011. He joined QuickLogic in November 2006 and served as our President and Chief Executive Officer from January 2011 to his retirement in June 2016, and as our President from March 2009 to his retirement in June 2016. From November 2006 to March 2009, Mr. Pease served as our Vice President of Worldwide Sales. From July 2003 to June 2006, Mr. Pease was Senior Vice President of Worldwide Sales at Broadcom Corporation, a global leader in semiconductors for wired and wireless communications. From March 2000 to July 2003, Mr. Pease was Vice President of Sales at Syntricity, Inc., a company providing software and services to better manage semiconductor production yields and improve design-to-production processes. From 1984 to 1996, Mr. Pease served in a number of sales positions at Advanced Micro Devices, or AMD, a global semiconductor manufacturer, where his last assignment was Group Director, Worldwide Headquarters Sales and Operations. Mr. Pease previously held Vice President of Sales positions at Integrated Systems Inc., an embedded software manufacturer (1996-1997), and Vantis Corporation, a programmable logic subsidiary of AMD (1997-1999). Mr. Pease holds a B.S. degree from the United States Naval Academy and an M.S. in computer science from the Naval Postgraduate School in Monterey, California.

Mr. Pease has many years of executive experience in the semiconductor industry, primarily in sales and operations. His vast understanding of the semiconductor industry coupled with his in-depth knowledge of the day-to-day operation and strategic direction of the Company makes him an invaluable resource and contributor to the Board.

Daniel A. Rabinovitsj has been serving as a member of our Board of Directors since October 22, 2014. Mr. Rabinovitsj served as Chief Operating Officer of Ruckus Wireless, Inc., a global supplier of advanced wireless systems for the mobile Internet infrastructure market, since October 2014 until its acquisition by ARRIS International plc in December 2017. Mr. Rabinovitsj currently serves as President of ARRIS International plc. From 2011 to September 2014, Mr. Rabinovitsj served as Senior Vice President of Qualcomm Atheros, Inc.’s wired and wireless networking and small cell infrastructure business. Prior to Qualcomm Atheros, Mr. Rabinovitsj served in a number of executive management positions at companies including Atheros Communications, NXP Semiconductors, ST Ericsson, and Silicon Labs. Mr. Rabinovitsj received an M.A. in Asian Studies and a B.A. in Philosophy from the University of Texas at Austin.

Mr. Rabinovitsj has over twenty-five years of experience in the semiconductor industry where he has spent considerable time focusing on communications and networking. Drawing from his extensive background, he is able to provide invaluable insights into the mobile market, the Company’s focused market. These insights coupled with his international business experience make Mr. Rabinovitsj a significant and respected contributor to the Board.

Incumbent Class II Directors Whose Terms Expire in 2019

Name	Age	Position
Arturo Krueger	78	Director
Gary H. Tauss	63	Director

Arturo Krueger has been as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations and marketing, as well as general management. Since February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, the Middle East and Africa from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the President of Motorola’s Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger served as a director of Marvell Technology Group Ltd., a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, since August 2005 to January 1, 2017. He holds an M.S. degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

Mr. Krueger’s extensive executive experience in and knowledge of multiple facets of the semiconductor industry give him insights into the challenges facing the Company and his knowledge of the European market provides the Board with a global perspective.

Gary H. Tauss has been serving as a member of our Board of Directors since June 2002. Mr. Tauss has also been serving as a board member for Hootsuite Inc., a social media dashboard company, since January 2010. In January 2017, Mr. Tauss joined the board of NetForecast, Inc., an auditing firm which audits ISP data usage meter systems. From January 2010 to March 2014, Mr. Tauss has served as the Executive Director and Chief Executive Officer of BizTech, a not-for-profit technology-focused business incubator. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois.

Mr. Tauss has a strong executive background with technology companies providing products for the mobile market. His in-depth understanding of the important attributes of products for the mobile market make him an invaluable resource as QuickLogic develops and markets devices for the mobile market.

Incumbent Class III Directors Whose Terms Expire in 2020

Name	Age	Position
E. Thomas Hart	76	Director
Christine Russell	68	Director
Brian C. Faith	43	Director

E. Thomas Hart has been serving as a member of our Board of Directors since June 1994, and as our Chairman since April 2001. On January 2, 2014, Mr. Hart became the non-employee Chairman of our Board. Prior to that time, Mr. Hart served as our Executive Chairman of the Board from January 2011 to January 2014, as our Chairman of the Board and Chief Executive Officer from March 2009 to January 2011, and as our President and Chief Executive Officer from June 1994 to March 2009. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Mr. Hart’s prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider. Mr. Hart holds a B.S.E.E. degree from the University of Washington.

Mr. Hart’s extensive knowledge of the semiconductor industry and familiarity with the day-to-day operation of the Company bring important insights to the Board and invaluable experience with strategic planning and direction. In addition, Mr. Hart is a National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors. He supplements his skills through ongoing engagement with the director community and access to best practices.

Christine Russell has been serving as a member of our Board of Directors since June 2005. From May 2015 to August 2017, Ms. Russell served as Chief Financial Officer at UniPixel, Inc., a high-tech engineered film company whose products include touch-screen films. In February, 2017, she became a member of the the Board of Directors of eGain Corporation, a Nasdaq traded SaaS company providing software for customer support organizations. From May 2014 to March 2015, Ms.

Russell served as Chief Financial Officer of Vendavo, Inc., a pricing optimization enterprise software company, which was sold in late 2014 to a private equity firm. From May 2009 to October 2013, Ms. Russell was Chief Financial Officer of Evans Analytical Group (EAG), a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services. From June 2006 to April 2009, Ms. Russell was at Virage Logic Corporation, a provider of advanced intellectual property for the design of integrated circuits, where she served as Executive Vice President of Business Development from September 2008 and as Vice President and Chief Financial Officer from June 2006 to September 2008. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc., a company specializing in semiconductor intellectual property offering digital signal processing cores and application software. From October 1997 to October 2003, Ms. Russell served as the Chief Financial Officer of Persistence Software, Inc., a company specializing in enterprise software providing infrastructure for distributed computing. Prior to 1997, Ms. Russell served in various senior financial management positions with a variety of technology companies for a period of more than twenty years. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

Ms. Russell’s extensive executive experience in corporate finance, accounting and operations, and her involvement in governance issues for boards of directors in her role as Chairman of the SVDX (Silicon Valley Directors Exchange), an organization that fosters excellence in corporate governance for directors in affiliation with Stanford University and past service as President of the NACD, Silicon Valley Chapter, make her an important asset to the Company. In addition, her career background in semiconductor intellectual property companies provides her with specific industry knowledge.

Brian Faith was promoted to Chief Executive Officer and was elected as a director in June 2016 after having served as Vice President of Worldwide Marketing and Vice President of Worldwide Sales & Marketing between 2008 and 2016. Mr. Faith has been with QuickLogic since 1996, and during the last 20 years has held a variety of managerial and executive leadership positions in engineering, product line management, marketing and sales. Mr. Faith has also served as the Chairman of the Marketing Committee for the CE-ATA Organization. He holds a B.S. degree in Computer Engineering from Santa Clara University and was an Adjunct Lecturer at Santa Clara University for Programmable Logic courses.

Mr. Faith’s vast understanding of the semiconductor industry coupled with his in-depth knowledge of the day-to-day operation and strategic direction of the Company makes him an invaluable resource and contributor to the Board.

Board Leadership Structure; Lead Independent Director

The Board of Directors does not currently have a policy on whether the roles of Chief Executive Officer and Chairman may be filled by one individual. This allows the Board flexibility to better address the leadership needs of the Company from time to time as it deems appropriate. We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Brian C. Faith is our President and Chief Executive Officer and Mr. Hart has served as our non-employee Chairman of the Board since January 2014.

Dr. Farese has served as the Chairman of the Nominating and Corporate Governance Committee of our Board since August 2014 and as our Lead Independent Director since January 2015. The responsibilities of the Lead Independent Director include presiding at all meetings of the Board at which the Chairman is not present; calling and presiding at all executive sessions of the independent directors; approving the agenda and materials for meetings of the independent directors; consulting with the Chairman regarding Board meeting agendas, materials, and proposed meeting calendars and schedules; collaborating with the Chairman and acting as liaison between the Chairman and the independent directors; and serving as the Board’s liaison for consultation and communication with stockholders as appropriate, including at the request of major stockholders.
Board’s Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, and enterprise risks. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, accounting and internal control risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into the Company’s culture and day-to-day business operations.

Board Meetings, Committees and Corporate Governance
The Board of Directors has determined that the Company’s current directors, with the exception of Messrs. Pease and Faith, meet the independence requirements of the Nasdaq Global Market. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. In making the determination that a particular director is independent, the Board considers the relationships that such director has with the Company and all other facts and circumstances deemed relevant in determining their independence, including information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and other information received through annual directors’ questionnaires.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, five sessions of the independent directors were held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
We have written charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, copies of which are available on our website, free of charge, at http://www.quicklogic.com/corporate/about-us/management. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Finance Department.
In accordance with applicable SEC requirements and Nasdaq Global Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Christine Russell (1)(2)	Michael R. Farese (1)(3)	Gary H. Tauss (1)
Michael R. Farese	Arturo Krueger	Michael R. Farese
Arturo Krueger	Daniel A. Rabinovitsj	Daniel A. Rabinovitsj
	Christine Russell	Christine Russell
Gary H. Tauss
 _______________________

(1)	Committee Chairman

(2)	Audit Committee Financial Expert

(3)	Lead Independent Director
Audit Committee
The Audit Committee held five meetings in 2017. Ms. Russell has served as Chairman of the Audit Committee since April 2006. Dr. Farese and Mr. Krueger have served as members of the Audit Committee since February 2010. Each member meets the independence requirements of the SEC and Nasdaq Global Market. The Board of Directors has determined that Ms. Russell is an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K.
The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at http://www.quicklogic.com/corporate/about-us/management.

Compensation Committee
The Compensation Committee held six meetings in 2017 and acted by unanimous written consent two times during the year. Mr. Tauss has served as Chairman of the Compensation Committee since September 2004. Ms. Russell, Dr. Farese and Mr. Rabinovitsj have served as members of the Compensation Committee since February 2010, August 2014, and January 2015, respectively. Each member of the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Global Market and is an outside director in accordance with Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors, Chief Executive Officer, and executive officers; (ii) review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages; and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company’s Proxy Statement and Annual Report on Form 10-K. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plans.
The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer or employee of the Company whose advice and counsel are sought by the Compensation Committee. The Compensation Committee, after reviewing management’s recommendations, determines the equity and non-equity compensation of the Company’s executive officers and directors. Management generally provides internal compensation information, compensation survey information for similarly sized technology companies, and other information to the Compensation Committee, and the Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer. Under the guidance of the Compensation Committee, the Chief Executive Officer or an executive officer of the Company makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee has a written charter, which is available on our website, free of charge, at http://www.quicklogic.com/corporate/about-us/management.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held one meeting in 2017. Dr. Farese has served as Chairman of the Nominating and Corporate Governance Committee since August 2014. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the SEC and the Nasdaq Global Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of the committees of the Board of Directors; (iv) recommend persons to be members of the committees of the Board of Directors; (v) review conflicts of interest of members of the Board of Directors and executive officers; and (vi) review and recommend corporate governance principles to the Board of Directors. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning, and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004. A copy of the Guidelines and a copy of the written charter of the Nominating and Corporate Governance Committee are available on our website, free of charge, at http://www.quicklogic.com/corporate/about-us/management.
The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Global Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including character, judgment, independence, expertise, length of service and other commitments, among others. Although the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee does consider diversity when identifying director candidates and nominees with respect to differences of viewpoints, professional experiences, race, gender, and other individual qualities and attributes that contribute to heterogeneity on the Board. The Committee evaluates such factors and does not assign any particular weight or priority to any of these factors. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.
It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding, continuously for at least one year prior to the date of the submission of the recommendation, either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all director nominations that are timely and properly submitted by stockholders on the same basis as any other candidate. Our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates is posted on our website at http://www.quicklogic.com/corporate/about-us/management.
During 2017, activities of the Nominating and Corporate Governance Committee included reviewing and approving any actual or potential conflicts of interest, assessing the structure and performance of the Board and the committees of the Board, and reviewing our Code of Conduct and Ethics and our Policy for Stockholder Communications with Directors. The Nominating and Corporate Governance Committee also assessed the independence and qualifications of our directors, reviewed the performance of the CEO and his assessment of our executive officers, and ensured our directors adhered to our Corporate Governance Guidelines, including reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions. A copy of the Code of Conduct and Ethics and a copy of the Policy for Stockholder Communications with Directors are posted on our website at http://www.quicklogic.com/corporate/about-us/management.
Non-Standing Committees and Participation
The Board of Directors has delegated to the Equity Incentive Committee, which currently consists of Brian C. Faith, our President and Chief Executive Officer and Suping (Sue) Cheung, our Chief Financial Officer, the authority to: (i) approve the grant of options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of 40,000 shares per option grant; (ii) approve the award of restricted stock units (RSUs) based on dollar value maximums in accordance with guidelines established by Radford Consulting up to a maximum dollar value of $100,000 for the top non-executive job level; (iii) grant refresh options or RSUs to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options or RSUs by the Board of Directors or the Compensation Committee; and (iv) amend options as authorized by the Board of Directors.
The Board of Directors held a total of five meetings during 2017. During 2017, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during his or her term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during his or her term on such committee.
QuickLogic expects its directors to attend its annual meetings absent a valid reason. All then-current directors attended the April 26, 2017 Annual Meeting of Stockholders.
Stockholder Communications with the Board of Directors
The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic’s Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California 94089. Communications received in writing are reviewed internally by management and then distributed to the Chairman, Lead Independent Director or other members of the Board, as appropriate. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”

Code of Conduct and Ethics
QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code of Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics, as amended, is posted on our website at http://www.quicklogic.com/corporate/about-us/management. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at http://www.quicklogic.com/corporate/about-us/management.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2017, the following directors were members of QuickLogic’s Compensation Committee: Gary H. Tauss (Chairman), Michael R. Farese, Daniel A. Rabinovitsj, and Christine Russell. None of the Compensation Committee’s members has at any time been an officer or employee of QuickLogic.
None of QuickLogic’s Named Executive Officers serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on QuickLogic’s Board or Compensation Committee and none have engaged in any transaction with related persons, promotors or certain control persons requiring disclosure under Item 404 of Regulation S-K.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2017, all of our directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements without exception.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Moss Adams LLP (“Moss Adams”), an independent registered public accounting firm, to audit QuickLogic’s consolidated financial statements for the fiscal year ending December 30, 2018 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.
Representatives of Moss Adams are expected to be present at the 2018 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees billed to QuickLogic by Moss Adams during Fiscal Year 2017 and Fiscal Year 2016
Moss Adams, the Company’s current independent registered public accounting firm, billed QuickLogic for the following professional services for fiscal year 2017 and 2016:

	Fiscal Years
	2017	2016
Audit fees	$393,500	$254,200
Audit-related fees	—	—
Tax fees	$30,200	$24,000
The Audit Committee pre-approved all services and fees provided by Moss Adams during fiscal years 2017 and 2016.
Descriptions of fees billed are as follows:

Audit Fees

Audit fees consist of fees for the audit of QuickLogic’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and reviews of QuickLogic’s unaudited condensed consolidated interim financial statements for fiscal years 2017 and 2016, totaling $393,500 and $254,200, respectively. 2017 Audit fee also includes out of pocket expenses of $7,000 and $81,500 relating to services provided relating to the filing of the Company’s shelf registration Statement on Form S-3 with the SEC and related comfort letter during fiscal year 2017. Audit fee increase in 2017 compared to 2016 was primarily due to appointment of Moss Adams in the third quarter of fiscal year 2016.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.
The Audit Committee must approve all audit-related and permitted non-audit services to be performed by the independent auditors prior to the commencement of such services. The Audit Committee approves such services on the basis that the services are compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. The independent auditors present a fee proposal to the Audit Committee at mid-year for review. The approved fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) must be approved by the Audit Committee.
The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of Moss Adams as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 30, 2018.

Recommendation of the Audit Committee of the Board of Directors
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS QUICKLOGIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2018.

PROPOSAL THREE
APPROVAL OF AMENDMENT OF THE COMPANY'S 2009 STOCK PLAN

Summary

Our Board is requesting that our stockholders approve an amendment (the “Amendment”) to our 2009 Stock Plan (the “2009 Plan”) to increase the number of shares reserved for issuance under the 2009 Plan by 4,000,000 shares and extend the term of the plan, which is scheduled to expire on March 6, 2019, through March 15, 2028. On March 15, 2018, the Board adopted the Amendment, subject to approval from our stockholders at the Annual Meeting. As of March 15, 2018, there were 2,990,819 shares available for use in connection with future awards under our 2009 Plan. If the stockholders approve the Amendment, it will be effective as of the date of the Annual Meeting. In the event stockholders do not approve the proposed Amendment, the Amendment will not take effect and our 2009 Plan will continue to be administered in its current form until the shares available for use under the 2009 Plan has been depleted and all outstanding awards have been exercised, vested or terminated. However, this could limit our ability to successfully attract and retain highly skilled personnel. The Board has determined that it is in the best interests of the Company and its stockholders to have our 2009 Plan amended by the Amendment and is asking our stockholders to approve the Amendment.

Reasons for the Amendment to 2009 Stock Plan

Long-Term Incentive Compensation is Critical to our Success. The 2009 Plan allows us to grant long-term incentives in the form of equity awards for purposes of attracting, retaining and motivating the best available personnel for the successful conduct of our business. Long-term incentive compensation is a key component of our compensation program because it enhances the link between employee and stockholder interests. We have, therefore, consistently included equity incentives as a significant component of employee compensation. With the high demand for highly skilled employees, especially in the technology industry, we believe it is critical to our success to maintain competitive compensation programs. If the proposed Amendment is not approved by the Company’s stockholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business could be adversely affected.

Key Considerations for Requesting Additional Shares

In determining the number of shares to be added to the 2009 Plan, the Board considered the following principal factors:

•	Number of Shares Available for Grant under the 2009 Plan. As of March 15, 2018, 2,990,819 shares remained available for use in connection with future awards under the 2009 Plan.

•
Burn Rate. Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. For 2017, 2016, and 2015, our burn rate was 0.29%, 0.45%, and 1.25%, respectively. The rates were calculated by dividing the number of shares subject to awards granted during the fiscal year net of forfeitures and cancellations by the shares outstanding at the end of fiscal year. We have been advised by independent consultants that our average annual burn rate of 0.66% over this three-year period is considered reasonable by most institutional stockholders.

•
Overhang. As of March 15, 2018 (i) 3,558,121 shares were subject to outstanding options and (ii) 3,106,114 shares were subject to outstanding restricted stock units resulting in an overhang of 10.70%. This is in line with the overhang of our peer groups and therefore the Board believes that the increase of 4,000,000 shares to the 2009 Plan share reserve is appropriate at this time to allow us to grant awards with the intent of maintaining a similar overhang for the next several years.

Key Features of the 2009 Stock Plan

We designed the 2009 Plan to conform to best practices in equity incentive plans, including:

•	No repricing of equity awards without stockholder approval.

•	An independent committee of the Board administers the 2009 Plan.

•
A fungible share design is used whereby each award issued at a per share purchase price lower than the fair market value of the share on the date of grant results in a reduction to the 2009 Plan share pool of 1.5 shares.

•	Shares used to pay the exercise price or satisfy tax withholdings of an award will not be available for grant.

•	No automatic single trigger change of control vesting acceleration.

Required Vote

The approval of the Amendment requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE QUICKLOGIC CORPORATION 2009 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2009 PLAN BY 4,000,00 SHARES.

Summary of the 2009 Stock Plan

The following is a summary of the principal features of the 2009 Plan and its operation, assuming stockholder approval of this proposal. This summary is qualified in its entirety by reference to the 2009 Plan itself set forth in Appendix A.

General. The 2009 Plan provides for the grant of equity awards to employees, directors and consultants. Options granted under the 2009 Plan may either be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory stock options, as determined by the Administrator (as defined below).

Purpose. The general purposes of the 2009 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company’s business.

Administration. The 2009 Plan is administered by the Board or a committee (“Committee”) designated by the Board (in either case, the “Administrator”).

Eligibility. The 2009 Plan provides that nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units may be granted to employees, directors and consultants of the Company and any parent or subsidiary. Incentive stock options may be granted only to employees. The Administrator determines which eligible persons will be granted awards. As of February 26, 2018, there are 90 employees, 8 directors, and 5 advisory board members of the Company and any parent or subsidiary of the Company participating in the 2009 Plan.

Shares Available under the 2009 Plan. The maximum aggregate number of shares that currently may be awarded under the 2009 Plan currently is 8,000,000 shares plus any shares subject to any outstanding options or similar awards granted under the 1999 Plan that subsequently expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company, up to a maximum of an additional 7,500,000 shares. The shares may be authorized, but unissued, or reacquired common stock. We are requesting that our stockholders approve this Amendment to increase the maximum number of shares that may be awarded or sold under the 2009 Plan by an additional 4,000,000 shares.

Any shares subject to options or SARs shall be counted against the 2009 Plan share pool as one share for every share subject thereto. Any awards granted on or after April 28, 2011 with a per share or per unit purchase price lower than 100% of fair market value of a share of our common stock on the date of grant shall be counted against the 2009 Plan share pool as 1.5 shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as 1.5 shares against the 2009 Plan share pool is recycled back into the 2009 Plan, the 2009 Plan share pool shall be credited with 1.5 shares.

If an award expires without being exercised in full or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased or unissued shares (or forfeited or repurchased shares) which were subject to such awards will become available for future grant under the 2009 Plan (unless the 2009 Plan has terminated).

Upon exercise of a SAR settled in shares, the gross number of shares covered by the portion of the award so exercised will cease to be available under the 2009 Plan. Shares actually issued under the 2009 Plan will not be returned to the 2009 Plan, except that if unvested restricted stock is repurchased by the Company at their original price or forfeited to the Company due to their failure to vest, such shares will become available for future grant under the 2009 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2009 Plan. To the extent that an award under the 2009 Plan is paid out in cash, rather than shares, such cash payment will not result in reduction of the shares available for issuance under the 2009 Plan.

Prohibition on Repricings and Option or SAR Exchanges. The exercise price for an option or SAR granted under the 2009 Plan may not be reduced without the prior consent of the Company’s stockholders. This includes, without limitation, a repricing of the option or SAR as well as an option or SAR exchange program whereby the participant agrees to cancel an existing option in exchange for an option, SAR or other award.

Option and SAR Grant Limitation. The 2009 Plan provides that no participant shall be granted options and SARs to purchase more than 1,000,000 shares in any fiscal year of the Company, except that a participant may be granted options and SARs covering up to 2,000,000 shares in connection with his or her initial service with the Company.

Option Exercise Price. The exercise price of options granted under the 2009 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the 2009 Plan expire as determined by the Administrator, but in no event later than 10 years from date of grant. No option may be exercised by any person after its expiration. Incentive stock options granted to stockholders owning more than 10% of the voting stock of the Company must have an exercise price per share no less than 110% of the fair market value at the time of grant and the term of such option may be no more than 5 years from the date of grant. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the mean between the high bid and the low asked prices if no sales were reported) on the last market trading day on or before the date the option is granted. As of March 14, 2018, the closing price of our common stock as reported on the NASDAQ Global Market was $1.62 per share.

Exercise of Options. Options become exercisable at such times as are determined by the Administrator and are set forth in the individual option agreements. An option is exercised by giving written notice to the Company specifying the number of full shares of common stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option will be determined by the Administrator. The 2009 Plan permits payment to be made by cash, check, other shares of common stock, cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

Exercise Price and Other Terms of Stock Appreciation Rights. The Administrator, subject to the provisions of the 2009 Plan, will have complete discretion to determine the terms and conditions of SARs granted under the 2009 Plan; provided that no SAR may have a term of more than 10 years from the date of grant and that the exercise price of a SAR may not be below 100% of the fair market value of the common stock on the grant date. No SAR can be exercised by any person after its expiration.

Payment upon Exercise of Stock Appreciation Right. Any SARs will typically be settled only in shares of our common stock. At the discretion of the Administrator, however, and as set forth in the applicable SAR agreement, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof. In the event that payment to the holder of a SAR is settled in cash, the shares available for issuance under the 2009 Plan will not be diminished as a result of the settlement. Upon exercise of a SAR, the value of the payment to the holder will be determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

Stock Appreciation Right Agreement. Each SAR grant will be evidenced by an agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

Termination of Service. The 2009 Plan gives the Administrator the authority to vary the terms of the individual option and SAR agreements. However, generally, if a participant ceases to provide ongoing service as an employee, director or consultant for any reason other than death or disability or is provided with notice of termination of employment and ceases to provide ongoing service during the notice period, then the participant will generally have the right to exercise his or her outstanding options, to the extent vested on the earlier of the date of such cessation as a service provider or the last date of ongoing service after receiving a notice of termination of employment or such later date as required by applicable law, for the amount of time set forth in his or her option agreement. In the absence of a specified time in the award agreement, the option or SAR will remain exercisable for 3 months after the date of termination, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. If such termination is due to death or disability, the participant (or the participant’s legal representative) will have the right to exercise an existing unexercised option or SAR during the time set forth in his or her award agreement. In the absence of a specified time in the award agreement, the option or SAR will remain exercisable following a termination due to death or disability for 12 months following the termination date, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. In no event will an option or SAR be exercisable beyond its term.

Grant of Restricted Stock. Restricted stock awards may be granted to our employees, directors or consultants, either alone, in addition to, or in tandem with other awards granted under the 2009 Plan and/or cash awards made outside of the 2009 Plan, at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to the Plan fiscal year limits, the Administrator will have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of restricted stock. Once restricted stock is granted, the participant will have the rights equivalent to those of a stockholder and shall be a stockholder when the grant is entered on the records of the duly authorized transfer agent of the Company.

Restricted Stock Agreement. Each restricted stock grant will be evidenced by a restricted stock purchase agreement that will specify the purchase price (if any), vesting provisions, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

Restricted Stock Limitations. No participant will be granted, in any fiscal year of the Company, more than 500,000 shares of restricted stock; provided, however, that such limit will be 1,000,000 shares in connection with a participant’s initial service with the Company.

Grant of Restricted Stock Units. Restricted stock units may be granted to our employees, directors or consultants at any time and from time to time as determined by the Administrator. Restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied. For example, the Administrator may set vesting criteria based on the achievement of Company-wide, business unit, or individual goals (including continued employment), or any other basis determined by the Administrator in its discretion. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the restricted stock unit agreement as soon as practicable. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2009 Plan.

Restricted Stock Unit Agreement. Each restricted stock unit grant will be evidenced by an agreement that will specify such terms and conditions as the Administrator, in its sole discretion, will determine. On the date set forth in the restricted stock unit agreement, all unearned restricted stock units will be forfeited to the Company.

Restricted Stock Unit Limitation. No participant shall be granted, in any fiscal year of the Company, more than 500,000 restricted stock units; provided, however, that such limit shall be 1,000,000 restricted stock units in connection with a participant’s initial service with the Company.

Performance Goals. The granting and/or the vesting of awards may be made subject to the attainment of performance goals determined by the Administrator relating to one or more business criteria and may provide for a targeted level or levels of achievement including: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, or earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics. The objective performance criteria may be applied to either the Company as a whole or except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles.

Non-Transferability of Awards. Unless determined otherwise by the Administrator, an award granted under the 2009 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes an award granted under the 2009 Plan transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.

Adjustments upon Change in Capitalization. Subject to any required action by the Company’s stockholders, the number of shares covered by each outstanding award, the shares issuable under the 2009 Plan (as to which no awards have yet been granted or which have been returned to the 2009 Plan upon cancellation, expiration, repurchase, or forfeiture of an award), the price per share of common stock covered by each outstanding award, and the 2009 Plan's annual share limits shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company’s capitalization, such as a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration. Such adjustment will be made by the Board, whose determination will be final and binding.

Adjustments upon Liquidation or Dissolution. In the event of a proposed liquidation or dissolution, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide that each participant will have the right to exercise all of his or her options or SARs, including those not otherwise exercisable, until the date 10 days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award will lapse 100% and that any award vesting will accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent that an award has not been previously exercised (with respect to options and SARs) or vested (with respect to other awards), an award will terminate immediately prior to the consummation of such proposed action.

Change of Control.

Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or SAR will be assumed or an equivalent option or SAR substituted by the successor corporation or any parent or subsidiary of the successor corporation. If such options or SARs are not assumed, the participant will be notified that the option or SAR will be fully vested and exercisable for 15 days from the date of such notice, and the option or SAR will terminate upon the expiration of such period, or such earlier date as specified in the award agreement.

Restricted Stock and Restricted Stock Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding restricted stock and restricted stock unit award will be assumed or an equivalent restricted stock or restricted stock unit award substituted by the successor corporation or any parent or subsidiary of the successor corporation. If any such restricted stock or restricted stock unit award is not assumed, the participant will fully vest in such award including as to shares of common stock which would not otherwise be vested, and all restrictions will lapse immediately prior to the closing date of the transaction.

Amendment or Termination of the 2009 Plan. The Administrator may amend, alter, suspend or terminate the 2009 Plan or any part thereof from time to time, except that stockholder approval will be required for any amendment to the 2009 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2009 Plan may impair the rights of any participant without their written consent. As amended by the amendment, the 2009 Plan will terminate on March 15, 2028.

Number of Awards Granted to Employees, Directors and Consultants

Subject to the annual numerical limits, the number of awards that an employee, director or consultant may receive under the 2009 Plan is determined at the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options and SARs granted under the
2009 Plan during fiscal year 2017, (ii) the average per share exercise price of such options and (iii) the aggregate number of shares granted subject to restricted stock and restricted stock units.

Name of Individual or Group	Number of Options and SARs Granted	Average Per Share Option Exercise Price	Shares of Restricted Stock, and Restricted Stock Units Granted
Brian C. Faith	—	—	145,038
Sue Cheung	—	—	76,336
Rajiv Jain	—	—	53,435
Timothy Saxe	—	—	68,702
All executive officers, as a group	—	—	343,511
All employees who are not executive officers, as a group	—	—	1,440,359
All executive officers and all non-employee directors, as a group	—	$—	411,934

U.S. Federal Income Tax Information

Nonstatutory Stock Options. No taxable income is recognized when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is generally similar to nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than 2 years after the grant date and more than 1 year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the 2 or 1 year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights (SAR). No taxable income is recognized when a SAR with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture, in either case, in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date of such event. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Potential Limitation on deductions. The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Historically, compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1,000,000 limit. The “performance-based compensation” exclusion has now been repealed, effective for taxable years beginning after December 31, 2017, unless transition relief is available for written binding contracts that were in effect (and not subsequently modified) in place as of November 2, 2017.

Code Section 409A. Section 409A of the Code ("Section 409A), imposes requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than 6 months after such officer’s separation from service.

Awards granted under the 2009 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which occur prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on deferred compensation. In addition, certain states such as California have adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2009 PLAN. THE FOREGOING DOES NOT PURPORT TO BE COMPLETE AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

REPORT OF THE AUDIT COMMITTEE
This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.
In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of three members and operates under such written charter.
Membership of the Audit Committee
Throughout fiscal year 2017, the Audit Committee consisted of Michael R. Farese, Arturo Krueger and Christine Russell. Ms. Russell became Chairman of the Committee in April 2006. Dr. Farese, Mr. Krueger, and Ms. Russell, have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Global Market’s listing standards.
Audit Committee Financial Expert
As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Ms. Russell has the qualifications to be our “Audit Committee Financial Expert”, as defined in the SEC rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Global Market for membership on an audit committee.
Role of the Audit Committee
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Audit Committee’s responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company’s stockholders and compensate the independent registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
The Audit Committee held five meetings during 2017. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic’s independent registered public accounting firm for fiscal year 2017, Moss Adams. The Audit Committee discussed with Moss Adams the overall scope and plans for their audits and met with Moss Adams, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic’s internal controls. The purpose of the Audit Committee is to fulfill the Board of Director’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2017 and thereafter, the Audit Committee reviewed and discussed, among other things:

•	the results of the 2016 independent audit of the financial statements and review of the Annual Report on Form 10‑K and Proxy Statement;

•	issues regarding accounting, administrative and operating matters noted during the 2016 audit;

•	requirements and responsibilities for audit committees;

•	QuickLogic’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;

•	the quarterly and annual procedures performed by our independent registered public accounting firm for fiscal year 2017;

•	the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•
the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

•	the quarterly consolidated unaudited financial statements and filings with the SEC;

•	related party transactions; and

•	other matters concerning QuickLogic’s accounting, financial reporting and potential conflicts of interest.

Review of QuickLogic’s Audited Financial Statements for the Fiscal Year Ended December 31, 2017

The Audit Committee reviewed and discussed the 2017 audited financial statements and the Company’s internal control over financial reporting with management and Moss Adams, the Company’s independent registered public accounting firm. Specifically, the Audit Committee discussed with Moss Adams the matters required to be discussed by Statement of Financial Accounting Standards No. 16. In addition, the Audit Committee discussed with Moss Adams, Moss Adams’ independence from management and QuickLogic, including the matters covered by the written disclosures and letter received by QuickLogic from Moss Adams as required by the applicable requirements of the Public Company Accounting Oversight Board.

On March 6, 2018, the Audit Committee reviewed QuickLogic’s audited financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 and the Company’s internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic’s audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended December 31, 2017, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
Christine Russell, Chairman
Michael R. Farese
Arturo Krueger

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
QuickLogic’s compensation program is overseen and administered by the Compensation Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis, the Compensation Committee is referred to as the “Committee”), which consists entirely of independent directors as determined in accordance with various SEC, Nasdaq and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at http://www.quicklogic.com/corporate/about-us/management/. The Committee has the responsibility of setting the compensation and evaluating the performance of our executive officers including our named executive officers (“NEOs”). Our NEOs for 2017, who also constitute all of our executive officers for 2017, were:

•	Brian C. Faith, President and Chief Executive Officer;

•	Suping (Sue) Cheung, Vice President, Finance and Chief Financial Officer;

•	Timothy Saxe, Senior Vice President, Engineering and Chief Technology Officer; and

•	Rajiv Jain, Vice President, Worldwide Operations.

Executive Summary
Our pay-for-performance philosophy forms the foundation of all decisions regarding the compensation of our NEOs and is important to our ability to attract and retain the highly qualified executive officers required to guide us as we continue to develop and execute on our strategic plan to build a solid revenue base and strategic relationships with key customers and leading silicon suppliers.
In 2017, we continued to provide compensation consistent with our philosophy, policies and objectives:

•	no salary increases in 2017 other than increases due to promotions or increased duties and responsibilities;

•	reasonable, “double trigger” change of control severance benefits that become payable only upon an involuntary termination in connection with a change of control of the Company;

•	no tax gross-ups in connection with a change of control of the Company;

•	insider trading policy that prohibits our executives, directors and other employees from hedging or pledging our stock; and

•	no club memberships, personal use of corporate aircraft, or any other excessive executive perquisites.
Results of Prior Advisory Vote
At the 2017 Annual Meeting of Stockholders of the Company, a majority of the Company’s stockholders voting on the non‑binding advisory resolution on the frequency of a say-on-pay vote chose in favor of holding “say-on-pay” advisory votes every three years. Our most recent say-on-pay vote was in 2017. At the 2017 Annual Meeting of Stockholders of the Company, our stockholders overwhelmingly approved the compensation of our NEOs, with over 94% of stockholder votes cast in favor of our say-on-pay proposal. We considered the strong support our stockholders expressed in our approach to setting reasonable executive compensation that both retains and motivates our NEOs and closely aligns their interests with those of our stockholders. Accordingly, we determined to retain the general philosophy and structure of our executive compensation program for 2017. We will continue to consider the outcome of our say-on-pay votes when making compensation decisions for our NEOs.
Compensation Philosophy and Objectives
The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The executive compensation programs and practices of the Company also are designed to, among other things:

•
attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the technology industry;

•
motivate executive officers to achieve the Company’s business objectives through the use of a cash incentive compensation plan based on those objectives that ties incentive compensation to threshold performance levels and rewards the achievement of performance that exceeds objectives;

•	reward achievement of the Company’s short-term and long-term goals;

•
align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of compensation dependent upon the achievement of business objectives; and

•	set compensation that is fair and reasonable and that discourages executives from exposing the Company to excessive risk.
Elements of Executive Compensation
The key elements of the compensation program for our NEOs are:

•	base salary;

•	performance-based incentive cash compensation earned based on achieving corporate objectives under our 2005 Executive Bonus Plan; and

•	equity-based incentive compensation programs.

The Committee sets base salary with the goal of attracting and retaining highly qualified executive officers, including our NEOs, and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform, and the skills and experience they bring to the Company. The Committee sets target cash incentive compensation and performance objectives to motivate our executive officers, including our NEOs, to achieve the performance objectives, thereby directly and meaningfully linking the achievement of the Company’s goals with their compensation. The Committee grants executive officers, including our NEOs, equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash incentive performance objectives and equity incentives align the interests of our NEOs and our stockholders while not encouraging our NEOs to expose the Company to excessive risk. In setting individual compensation levels for our NEOs, the Committee considers competitive market factors such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance, and relative internal pay; and quantitative factors relating to corporate and individual performance. The Committee does not base its compensation decisions on any single performance factor nor does it specifically assign relative weights to factors; rather, it considers a mix of factors and individual performance is evaluated against that mix.

Each of our NEOs is a party to a change in control arrangement. These arrangements are designed to provide our NEOs with certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail under the heading “Change of Control Severance Agreements” below. The Board has determined that such payments and benefits are necessary to attract and retain our NEOs.

The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company’s compensation program.
Peer Group
In 2017, the Committee, based on the recommendations of Compensia provided in late 2016, established the criteria for and selected 20 publicly traded companies constituting the peer group to be used by the Committee when evaluating executive compensation, Board of Director compensation, and equity trends (“Compensation Peer Group”). The Compensation Peer Group was selected based on industry and financial comparability on the key metrics of (a) revenue of less than $100 million over the prior four quarters and (b) a 30-day market capitalization of $60 to $450 million. Although the parameters enabled the potential inclusion of a diverse set of companies, ultimately the Committee focused on those companies that were similar in revenue and market capitalization, while also including those companies with which we compete for executive talent and/or compete with respect to business. Other criteria considered included whether the company was based in California, whether the company was included in QuickLogic’s prior peer group, whether the company identified QuickLogic as a peer for compensation purposes and whether the company was a fabless semiconductor company. These additional factors assisted the Committee in choosing companies that would allow meaningful comparison given the primary region from which QuickLogic recruits key talent and the similarities in the business and operations with and among other fabless companies. The Compensation Peer Group established by the Committee in 2017 is as follows:

Adesto Technologies	Intevac, Inc.
Aware	Kopin Corporation
AXT	MoSys, Inc.
CVD Equipment Corporation	Neonode Inc.
CyberOptics Corporation	NVE Corporation
eMagin Corporation	Pixelworks, Inc.
Energy Recovery Inc.	RELM Wireless Corporation
GSI Technology, Inc	Rubicon Technology, Inc.
Interlink Electronics	Violin Memory, Inc.
Immersion Corporation	Intermolecular, Inc.

The Committee used the Compensation Peer Group as one of various factors in determining the total target cash compensation, base salary and target cash incentive compensation, of our NEOs in 2017. Compensia did not provide any other services to the Company or the Committee in 2017.

Cash-Based Compensation
Total Target Cash Compensation
NEO total target cash compensation consists of base salary and target cash incentive compensation. The Committee determines the base salary and target cash incentive compensation of the President and Chief Executive Officer and reviews and approves the base salaries and target cash incentive compensation for each of our other NEOs. The President and Chief Executive Officer may make recommendations to the Committee with respect to these elements of compensation of the NEOs other than himself, although the Committee retains complete discretion to accept or reject any recommendations.
On April 4, 2017, the Committee approved an increase in incentive target bonus from 35% to 40% for Suping (Sue) Cheung in association with her promotion to Chief Financial Officer, effective the beginning of 2017.
No other adjustments were made to the base salaries and target cash incentive compensation of our NEOs during 2017.
Accordingly, in 2017, the total target cash compensation of our NEOs was as follows:

Name	Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Total Target Cash Compensation
Brian C. Faith	$260,000	50%	$130,000	$390,000
Suping (Sue) Cheung	$215,081	40%	$86,032	$301,113
Timothy Saxe	$215,000	45%	$96,750	$311,750
Rajiv Jain	$190,000	35%	$66,500	$256,500
Cash Incentive Compensation
2017 Bonus Plan
Under our 2005 Executive Bonus Plan (the “Bonus Plan”), our NEOs participate in a performance-based cash incentive compensation plan. Our Bonus Plan is a pay for performance plan that places each NEO’s incentive compensation at risk. Our Bonus Plan is intended to: (i) increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve or exceed the Company’s objectives; and (ii) to reward achievement of the Company’s short-term and long-term business goals. Certain performance thresholds must be achieved before our NEOs earn incentive compensation under the Bonus Plan. In addition, the Bonus Plan allows for increases in the payouts for incentive awards when performance exceeds Bonus Plan objectives. Under the Bonus Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain quarterly performance goals and objectives relating to the Company. We have designed our Bonus Plan with the intent of encouraging NEOs to rise to a high level of performance and to motivate performance in line with the Company’s approved operating plan. The Company’s operating plan is developed by management and reviewed and approved by our Board on an annual basis. Achievement of the objectives set forth in the operating plan requires significant effort and skillful execution, because these objectives are intended to be challenging in order to foster the growth and development of QuickLogic. Likewise, the performance goals established under the Bonus Plan are intended to be greatly challenging and require very high levels of performance to achieve at target levels. The Committee has discretion to increase, reduce or eliminate bonuses under the Bonus Plan.
The Committee establishes annual performance goals and objectives for the Bonus Plan. The Committee believes that setting performance metrics on an annual basis enables the Committee to prioritize critical objectives under the Company’s annual operating plan and reinforces the commitment to achieve goals as set forth, if earned, are payable annually.
In 2017, the Committee established that the actual amount of the bonuses under the Bonus Plan (“2017 Performance Bonus”) paid to each NEO would be based 50% on the achievement of new product revenue in 2017 and 50% based net cash usage in 2017. The target goals for 2017 new product revenue and net cash usage were $15.9 million and ($11.0 million), respectively. Achievement in respect to each of the product revenue and cash usage performance goals will be calculated as follows: (1) if actual achievement of such performance goal in 2017 is less than 80% of the target goal, the portion of the 2017 Performance Bonus attributable to that performance goal (i.e. 50% of the target bonus amount) will be forfeited, (2) if actual achievement of such performance goal in 2017 is at least 80% and no greater than 100%, the actual payout for the portion of the 2017 Performance Bonus attributable to that performance goal will equal 50% of the target bonus amount multiplied by the percentage of the target goal actually achieved in 2017, (3) if actual achievement of such performance goal in 2017 is at least 101% and no greater than 125%, the actual payout for the portion of the 2017 Performance Bonus attributable to that performance goal will equal 50% of the target bonus amount multiplied by the sum of 100% and the product of 1.25 and the percentage of the target goal actually achieved in 2017 in excess of 100%, and (4) if actual achievement of such performance goal in 2017 is at least 126%, the actual payout for the portion of the 2017 Performance Bonus attributable to that performance goal will equal 50% of the target bonus amount multiplied by the sum of 131.25% and the product of 1.5 and the percentage of the target goal actually achieved in 2017 in excess of 125%.
2017 Bonus Plan Results
Our year-end net cash usage represented an achievement of 81.36% of target and resulted in a payment of 41% of the cash incentive target for this performance goal, while our new product revenue for 2017 represented an achievement of 37% of target and resulted in a payment of 0% of the cash incentive target for this performance goal. Accordingly, for 2017, Mr. Faith earned cash incentive compensation equal to $52,883, Ms. Cheung earned cash incentive compensation equal to $34,997, Mr. Saxe earned cash incentive compensation equal to $39,357 and Mr. Jain earned cash incentive compensation equal to $27,052.
Discretionary Bonuses
           In addition to compensation under the Bonus Plan, the Committee may award special bonuses to NEOs based on a number of factors, including performance, market demands and retention. No discretionary bonus was awarded in 2017.
Equity-Based Compensation
The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders.
Our NEOs generally receive an equity award, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee takes into consideration the President and Executive Officer’s relative responsibility, performance and anticipated future contribution to Company performance. The Committee receives recommendations from the President and Chief Executive Officer on the amounts and terms of equity compensation to be awarded to the other NEOs. The Chief Executive Officer’s recommendations are based on the NEOs' anticipated future performance, responsibilities, and potential impact on Company results. The Committee takes these factors as well as the Compensation Peer Group data into account when approving such awards.
The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior option grants, in determining the size of option grants to each of our NEOs. Stock options are granted with an exercise price per share equal to the closing market price of the Company’s common stock on the date of grant.
In 2017, the Committee approved the grant of service-based restricted stock units (“RSUs”) to each of our NEOs. Such RSUs will vest over a four year period from the date of grant. The dollar value of such RSUs is set forth in the Summary Compensation Table below, which the committee determined after considering factors such as internal pay equity and data from our Compensation Peer Group.
In March 2018, the Committee reviewed our equity grant practices and granted a mix of service- and performance-based RSUs, with the number of performance-based RSUs to be earned based upon achievement of material financial milestones within a specified time frame. We believe this pay for performance aligns with shareholder value creation.

Stock-based Policies
We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers or employees are not allowed to margin the Company’s securities, use the Company’s securities as collateral to purchase the Company’s securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company’s securities.
Change of Control Severance Arrangements
Consistent with our goals to attract and retain highly qualified executive officers and maintain a competitive executive compensation program, we previously entered into change of control agreements with each of our NEOs. These arrangements provide for certain “double trigger” severance benefits in connection with our change of control, as discussed in detail under the heading “Change of Control Agreements” below. It is expected that from time to time we may consider the possibility of a corporate transaction such as a change of control. These transactions may be a distraction to our NEOs and can cause our NEOs to consider alternative employment opportunities. We entered into these change of control agreements in order to better ensure their continued dedication and objectivity notwithstanding the possibility or threat of a change of control, provide incentive for the NEO to continue employment with us and maximize stockholder value, and provide the NEO with enhanced financial security in these specified circumstances. The Committee believes that these change of control severance benefits are appropriate and reasonable as they are provided only upon an involuntary termination in connection with a change of control and do not become payable merely upon the occurrence of our change of control; provide for no tax gross-up or other excessive benefits to the NEOs; and are subject to the condition that the NEO agree to a release of claims in our favor. These benefits generally do not affect the Committee’s decisions regarding other elements of compensation.
Executive Perquisites
The Company’s NEOs are eligible to participate in the Company’s 401(k) Plan, the Company’s stockholder approved equity incentive plans and other benefits available generally to other employees of the Company. Mr Saxe receives a car allowance. Mr. Faith, Mr. Jain and Ms. Cheung do not receive car allowances. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits other than nominal gifts.
Tax Considerations
Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per year. On December 22, 2017, the Tax Cuts and Jobs Act repealed the exception to the limit on deductibility for performance-based compensation that met certain requirements.
Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carry forward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies
The Committee administers our equity-based plans, although either our Board or the Committee may grant stock options or other equity awards to our NEOs. During 2017, equity awards for all of our NEOs were granted by the Committee. All of the grants made in 2017 were in the form of RSUs. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion or for individual performance. Our President and Chief Executive Officer recommends the timing, size and terms of equity awards for NEOs other than himself, although the Committee is not obligated to approve these recommendations. Individual grants are based on position, individual performance, expected contribution and market data for similar positions, if available.
The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that stock options shall be granted on: (i) the second and fourth Thursdays of the Company’s fiscal month (each a “Regular Grant Date”), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established by the Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous written consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.
Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.
MEMBERS OF THE COMPENSATION COMMITTEE

Gary H. Tauss (Chairman)
Michael R. Farese
Daniel A. Rabinovitsj
Christine Russell

SUMMARY COMPENSATION TABLE
For Fiscal Years Ended December 31, 2017, January 1, 2017, and January 3, 2016

The following table sets forth 2017, 2016, and 2015 compensation information for our 2017 NEOs.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensa-tion ($) (3)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($) (4)	All Other Compensa- tion ($)(5)	Total ($)

Brian C. Faith (6)	2017	$260,000	$—	$190,000	$—	$52,883	$—	$—	$502,883
President & CEO	2016	$234,231	$—	$23,100	$269,686	$121,875	$—	$—	$648,892
	2015	$210,000	$—	$—	$—	$—	$—	$—	$210,000
Suping (Sue) Cheung	2017	$215,081	$—	$100,000	$—	$34,997	$—	$—	$350,078
Vice President, Finance and Chief Financial Officer	2016	$204,812	$—	$9,240	$26,969	$70,573	$—	$—	$311,594
	2015	$196,513	$—	$20,754	$50,967	$—	$—	$—	$268,234
Timothy Saxe	2017	$215,000	$—	$90,000	$—	$39,357	$—	$9,000	$353,357
Sr. Vice President of Engineering & Chief Technology Officer	2016	$201,308	$—	$12,320	$40,453	$90,703	$—	$9,000	$353,784
	2015	$195,000	$—	$—	$—	$—	$—	$9,000	$204,000
Rajiv Jain (7)	2017	$190,000	$—	$70,000	$—	$27,052	$—	$—	$287,052
Vice President, Worldwide Operations	2016	$190,000	$—	$3,080	$—	$62,344	$—	$—	$255,424
	2015	$—	$—	$—	$—	$—	$—	$—	$—
_______________

(1)
The amounts in column (e) reflect the aggregate grant date fair value of restricted stock units (RSUs) and performance-based restricted stock units (PRSUs) computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 10 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for fiscal year 2017, filed with the SEC on March 9, 2018. Twenty-five percent of the PRSUs granted in 2016, which were eligible to vest based on performance in 2017, were forfeited due to failure to achieve the required level of performance.

(2)
The amounts in column (f) reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 10 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for fiscal year 2017, filed with the SEC on March 9, 2018. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(3)	The amounts in column (g) reflect the cash awards earned by the NEOs under the Bonus Plan

(4)	The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.

(5)
The amount shown in column (i) reflects the automobile allowance for Mr. Saxe. No NEO received perquisites exceeding $10,000 and no NEO had tax planning or other reimbursable personal expenses in 2017, 2016 or 2015. The Company does not provide the NEOs with perquisites or personal benefits during or after the NEO’s employment, other than nominal gifts and those benefits available generally to all eligible employees of the Company, except as disclosed in this Proxy Statement.

(6)    Mr. Faith became President and Chief Executive Officer on June 24, 2016.

(7)	Mr. Jain became a named executive officer in 2016.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2017

The following table sets forth, for the fiscal year ended December 31, 2017, certain information regarding incentive awards granted to the NEOs.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(l)
Name	Approval Date	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)

Brian C. Faith	8/7/17	8/10/17	$—	$—	$—	—	—	—	145,038	—	$190,000
			$104,000	$130,000	$195,000	—	—	—	—	—	$—
Suping (Sue) Cheung	8/7/17	8/10/17	$—	$—	$—	—	—	—	76,336	—	$100,000
			$68,826	$86,032	$129,049	—	—	—	—	—	$—
Timothy Saxe	8/7/17	8/10/17	$—	$—	$—	—	—	—	68,702	—	$90,000
			$77,400	$96,750	$145,125	—	—	—	—	—	$—
Rajiv Jain	8/7/17	8/10/17	$—	$—	$—	—	—	—	53,435	—	$70,000
			$53,200	$66,500	$99,750	—	—	—	—	—	$—
 _______________

(1)
Represents cash incentive award opportunities for our NEOs under the Bonus Plan. Actual cash awards paid to the NEOs for fiscal 2017 are reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. A description of the Bonus Plan for fiscal 2017 is included in "Compensation Discussion and Analysis" above.

(2)
The amounts in column (l) reflect the aggregate grant date fair value of stock awards and option awards granted during 2017 computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 10 to our consolidated financial statements entitled “Stock-Based Compensation” in our Annual Report on Form 10-K for fiscal year 2017, filed with the SEC on March 9, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
FOR FISCAL YEAR ENDED DECEMBER 31, 2017
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 31, 2017:

		Option Awards						Stock Awards
(a)		(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Brian C. Faith	(11)	181,475	399,245	—	$0.86	9/7/2026				—	—
							(12)			11,250	$19,575
	(2)	33,150	11,050	—	$3.20	12/17/2024	(3)	2,200	$3,828	—	—
	(4)	51,995	—	—	$3.39	12/11/2023	(14)	145,038	$252,366	—	—
	(5)	35,700	—	—	$2.25	11/07/2022		—	—	—	—
	(10)	58,400	—	—	$3.48	05/09/2022		—	—	—	—
	(6)	41,600	—	—	$2.78	11/09/2021		—	—	—	—
		80,000	—	—	$2.78	06/09/2020		—	—	—	—
		37,918	—	—	$1.63	04/08/2019		—	—	—	—
Suping (Sue) Cheung	(11)	18,147	39,925	—	$0.86	9/7/2026				—	—
						2/25/2016	(12)			4,500	$7,830
	(7)	34,265	31,524	—	$1.32	11/24/2025	(8)	7,862	$13,680	—	—
		—	—	—	$—	—	(3)	4,195	$7,299	—	—
	(4)	9,000	—	—	$3.39	12/11/2023	(14)	76,336	$132,825	—	—
	(9)	7,250	—	—	$2.17	08/08/2022		—	$—	—	—
	(6)	7,000	—	—	$2.78	11/09/2021		—	$—	—	—
		5,000	—	—	$2.78	06/09/2020		—	$—	—	—
Timothy Saxe	(11)	27,221	59,887	—	$0.86	09/07/2026				—	—
							(12)			6,000	$10,440
	(2)	20,550	6,850	—	$3.20	12/17/2024	(3)	1,350	$2,349	—	—
	(4)	51,995	—	—	$3.39	12/11/2023	(14)	68,702	$119,541	—	—
	(5)	35,700		—	$2.25	11/07/2022		—	—	—	—
	(6)	39,000	—	—	$2.78	11/09/2021		—	—	—	—
		75,000	—	—	$2.78	06/09/2020		—	—	—	—
		120,000	—	—	$1.63	04/08/2019		—	—	—	—
		75,000	—	—	$0.90	10/22/2018		—	—	—	—
Rajiv Jain		—	—	—	$—	—	(12)	—	—	1,500	$2,610
	(2)	7,875	2,625	—	$3.20	12/17/2024	(3)	525	$914	—	—
	(13)	53,750	6,250	—	$3.82	05/22/2024	(13)	2,500	$4,350	—	—
	(4)	12,000	—	—	$3.39	12/12/2023	(14)	53,435	$92,977	—	—
	(9)	10,000	—	—	$2.17	08/09/2022		—	—	—	—
	(6)	15,000	—	—	$2.78	11/09/2021		—	—	—	—
		30,000	—	—	$2.78	06/10/2020		—	—	—	—
_______________

(1)
The market value of unvested and unearned units is based on the closing share price of $1.74, which was the closing price of our common stock as quoted on the NASDAQ Global Market on December 29, 2017. We used the closing price of our common stock on this date due to the fact that the 2017 fiscal year end fell on a holiday.

(2)	25% of these options vest one year after December 18, 2014 and 1/48th per month of service thereafter.

(3)	25% of these RSUs vest one year after December 18, 2014 and 1/4th every 6 months of service thereafter.

(4)	25% of these options vest one year after December 12, 2013 and 1/48th per month of service thereafter.

(5)	25% of these options vest one year after November 8, 2012 and 1/48th per month of service thereafter.

(6)	25% of these options vest one year after November 10, 2011 and 1/48th per month of service thereafter.

(7)	25% of these options vest one year after November 25, 2015 and 1/48th per month of service thereafter.

(8)	25% of these RSUs vest one year after November 25, 2015 and 1/4th every 6 months of service thereafter.

(9)	25% of these options vest one year after August 9, 2012 and 1/48th per month of service thereafter.

(10)	25% of these options vest one year after May 10, 2012 and 1/48th per month of service thereafter.

(11)	25% of these options vest one year after September 8, 2016 and 1/48th per month of service thereafter.

(12)
25% of these PRSUs are eligible to vest in the first quarter of each year based on the achievement of yearly goals for the prior year. Twenty-five percent of these PRSUs, which were eligible to vest based on performance in 2017, were forfeited due to failure to achieve the required level of performance.

(13)	25% of these awardsvest one year after May 22, 2014 and 1/48th per month of service thereafter.

(14)	25% of these RSUs vest one year after August 10, 2018 and 1/48th per month of service thereafter.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended December 31, 2017

The following table sets forth the number of option awards exercised by and stock awards vested in for each of our NEOs during fiscal year 2017:

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brian C. Faith	—	$—	2,200	$3,168
Suping (Sue) Cheung	—	$—	8,125	$11,719
Timothy Saxe	—	$—	1,350	$1,944
Rajiv Jain	41,250	$59,025	5,525	$7,881

(1) Represents the number of shares that vested during 2017 multiplied by the closing price of our common stock as reported on the NASDAQ Global Market on the applicable vesting date, excluding any tax obligations incurred in connection with such vesting.

Equity Compensation Plan Summary
The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.	All compensation plans previously approved by security holders; and

ii.	All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of December 31, 2017 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 31, 2017(3)
Equity compensation plans approved by stockholders	5,920,918	$2.09	5,547,872
Equity compensation plans not approved by stockholders	—	—	—
 _______________

(1)	This number includes 3,558,121 options and 2,362,797 RSU awards.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(3)
This number includes 3,898,814 shares currently available for future grant under our 2009 Stock Plan and 1,649,058 shares currently available for future issuance under our 2009 Employee Stock Purchase Plan.

Post-Employment and Change of Control Compensation
Payments Made Upon Termination
Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of his equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance or retirement. The Compensation Committee may decide to approve such payments in the future. The Company is not aware of any existing arrangements, the operation of which may result in a change of control of the Company.
Change of Control Agreements

The Company has entered into a change of control severance agreement (“Change of Control Agreement” or “Agreement”) with each of the NEOs (“Change of Control Agreement” or “Agreement”). The Compensation Committee of the Board of Directors reviews the form of these agreements every year. The Company’s standard form of Change of Control Agreement is attached as an exhibit to our annual report on Form 10‑K for the period ended December 30, 2007. The Agreements provide that if the Company experiences a change of control, as defined in the Agreements, and such executive officer’s employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, the Company will provide the following to the NEO:

•
A cash payment equal to 100% of his or her annual cash compensation (that is, base salary plus 100% of the target incentive compensation for the year, each as in effect on the last day of employment or immediately prior to the change of control, whichever target incentive compensation is greater) plus 100% of any unpaid bonus and incentive compensation declared prior to the date of any such termination.

•
Continued coverage through COBRA under the Company’s group health, dental and vision care plans at the same cost to the executive officer as in effect on the last day of employment or immediately prior to the change of control, whichever cost is lower), for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination.

•
Full vesting acceleration of outstanding equity awards granted by the Company prior to the change in control and a post‑termination exercisability period of up to 3 months with respect to any such stock options.

The terms of the Change of Control Agreements also provide:

•
In the event that the severance and other benefits provided for or otherwise payable to the executive officer (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the executive officer’s change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

•	That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the Agreement.

•
That the executive officers shall be entitled to the severance benefits provided they sign a general release of claims substantially the same as the form included in the Company’s standard Change of Control Agreement.

•
Change of control generally is defined as the occurrence of any of the following: (i) consummation of a merger or consolidation of the Company with any other corporation, other than a transaction that would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction; (ii) approval by the Company stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) any person becoming the beneficial owner, directly or indirectly, of Company securities representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are directors who either (A) are directors of the Company as of the date of the Change of Control Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

•
Cause generally is defined as (i) any act of personal dishonesty taken by the individual in connection with his responsibilities as an employee which is intended to result in his substantial personal enrichment, (ii) the individual’s conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (iii) a willful act by the individual which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the individual of his obligations to the Company after there has been delivered to him a written demand for performance from the Company describing the basis for the Company’s belief that the individual has not substantially performed his duties, and a period of 30 days following the date of delivery of such written demand for the individual to cure such violations.

•
Involuntary Termination generally is defined as (i) without the individual’s express written consent, a significant reduction of the individual’s duties, position or responsibilities relative to the individual’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) without the individual’s express written consent, a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) without the individual’s express written consent, a reduction by the Company of the individual’s base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) without the individual’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual’s overall benefits package is significantly reduced; (v) without the individual’s express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of the Change of Control Agreement by any successors, as defined in the Change of Control Agreement, provided that the individual has given notice of any such condition within 90 days of its initial existence and the Company has been given a cure period of at least 30 days.
The following table describes the severance benefits which would be owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon target cash compensation and in-the-money unvested equity awards outstanding for each individual assuming that each NEO’s Involuntary Termination occurred on December 31, 2017.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits (1)	Equity Awards (Stock Options and RSUs) (2)
Brian C. Faith	$260,000	$130,000	—	$626,705
Suping (Sue) Cheung	$215,081	$86,032	—	$209,968
Timothy Saxe	$215,000	$96,750	$9,000	$184,971
Rajiv Jain	$190,000	$66,500	$—	$100,850
 _______________

(1)	Other benefits include applicable automobile allowances.

(2)
For stock options, the amount in this column represents the intrinsic value of the acceleration of vesting of any stock options that vest upon the event. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our common stock on the date the triggering event occurred, which was $1.74 on December 29, 2017. We used the closing price of our common stock on this date due to the fact that the 2017 fiscal year end fell on a holiday. In accordance with SEC guidelines, no amount is shown for any stock option the intrinsic value of which is $0 or less. The acceleration value of RSUs and PRSUs is calculated as the closing price of our common stock on December 29, 2017 which was $1.74, multiplied by the number of shares being accelerated (for PRSUs, assuming acceleration of target number of shares).

In addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws, the Company has entered into agreements to indemnify its current and former directors and executive officers. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

CEO Pay Ratio

For the 2017 fiscal year, the ratio of the annual total compensation of Brian C. Faith, our President and Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 5.63 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation, who was selected in a manner consistent with Item 402(u) of Regulation S-K, as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2017 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Faith for under “Summary Compensation Table” for the 2017 fiscal year. For purposes of this disclosure, Median Annual Compensation was $101,575, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2017 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date for purposes of the calculation. We measured compensation for 84 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date, excluding Mr. Faith and, as permitted by Item 402(u) of Regulation S-K, excluding (i) any independent contractors or “leased” workers and (ii) four non-U.S. employees (consisting of 3 employees in Korea and 1 employee in Japan). We then measured compensation for the period beginning on January 2, 2017 and ending on December 31, 2017 for these employees. This compensation measurement was calculated by totaling, for each employee, gross taxable earnings, including salary, wages, tips and other compensation as shown in our payroll and human resources records for 2017. A portion of our employee workforce worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

Compensation of Non-Employee Directors
The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the non-employee directors of the Company for the fiscal year ended December 31, 2017.

(a)	(b)	(c)	(g)		(h)
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($)		Total ($)
Current Directors:
E. Thomas Hart	$48,000	$26,000	$—		$74,000
Michael R. Farese	$33,500	$13,000	$—		$46,500
Arturo Krueger	$37,000	$13,000	$—		$50,000
Daniel A. Rabinovitsj	$29,500	$13,000	$—		$42,500
Christine Russell	$32,500	$13,000	$—		$45,500
Gary H. Tauss	$30,000	$13,000	$—		$43,000
Andrew J. Pease	$11,846	$13,000	$164,510	(4)	$189,356
____________________

(1)
Brian C. Faith, the Company’s President and Chief Executive Officer, is not included in this table. Mr. Faith was an employee of the Company during fiscal year 2017 and therefore received no compensation for his services as a director. The compensation received by Mr. Faith as an employee of the Company is shown in the Summary Compensation Table in this Proxy Statement.

(2)
Directors who are not employees of the Company received an annual retainer of $28,000 for serving as a director of the Company. Directors receive annual leadership compensation awards as follows: the Chairman of the Board, Chairman of the Audit Committee, Chairman of the Compensation Committee, members of the Audit Committee, members of the Compensation Committee and directors residing outside of North America, receive annual leadership compensation awards of $20,000, $3,000, $2,000, $1,500, $1,500 and $7,500, respectively. Only one leadership compensation award per committee is earned by each director. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging, and other expenses related to their service on the Board.

(3)
Non-employee directors receive an annual award of that number of restricted stock units (RSUs) equal in value to $13,000, or in the case of the Chairman, $26,000, on the date of grant. The RSUs granted to each director were approved by the Compensation Committee on April 26, 2017 with a grant date of May 11, 2017. The fair market value of the Company's stock on the grant date was $1.52. Accordingly, the Chairman received an award of 17,105 RSUs and each of the other directors received an award of 8,553 RSUs. Pursuant to our policy for the equity compensation of directors, the RSUs vest in full one year from the grant date. The following table sets forth outstanding stock options and RSUs held by each non-employee director as of December 31, 2017.

Name	RSUs	Stock Options
Current Directors:
E. Thomas Hart	17,105	1,001,655
Michael R. Farese	8,553	58,980
Arturo Krueger	8,553	64,000
Daniel A. Rabinovitsj	14,356	—
Christine Russell	8,553	70,000
Gary H. Tauss	8,553	40,029
Andrew J. Pease	8,553	—

(4)	The all other compensation paid to Mr. Pease includes payment for Mr. Pease’s consulting services, COBRA and expense reimbursements pursuant to the Consulting Agreement.

QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

SECURITY OWNERSHIP
The following table sets forth certain information regarding our common stock beneficially owned as of February 26, 2018 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table, and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of February 26, 2018, are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers, and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named person has sole voting and investment power with respect to the shares shown as beneficially owned.
Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 80,563,053 shares of common stock outstanding as of February 26, 2018.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options (1)	Total Number (2)	Percent
Frontier Capital Management Co, LLC (3)	—	6,562,198	8.15%
99 Summer Street
Boston, MA 02110
E. Thomas Hart	1,001,655	1,247,916	1.53%
Michael R. Farese	49,500	90,730	*
Arturo Krueger	64,000	107,687	*
Andrew J. Pease	—	209,766	*
Daniel A. Rabinovitsj	—	50,009	*
Christine Russell	70,000	106,940	*
Gary H. Tauss	40,029	79,231	*
Suping (Sue) Cheung	90,983	135,260	*
Brian C. Faith	572,314	604,947	*
Timothy Saxe	454,008	563,944	*
All executive officers and directors as a group (11 persons)	2,476,989	3,539,580	4.26%
_______________

(1)	This column includes shares issuable pursuant to options exercisable within 60 days of February 26, 2018, which is April 27, 2018.

(2)	This column consists of outstanding shares plus the options set forth in the previous column.

(3)
The number of shares reported were obtained from the Schedule 13G filed with the SEC on January 31, 2018 by Frontier Capital Management Co, LLC, and reflect the number of shares held as of December 31, 2017.

* Less than 1% of the outstanding common stock

TRANSACTIONS WITH RELATED PERSONS
The Company has entered into Change of Control Agreements with its NEOs and other executive officers. These are discussed under “Post Employment and Change of Control Compensation” above.

The Company has entered into agreements to indemnify its current and former directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the corporate controller of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

On July 6, 2016, the Company and Mr. Pease entered into a Consulting Agreement, under which Mr. Pease agreed to provide consulting services to the Company for a term of one year and further agreed (i) not to compete with us during the term of the Consulting Agreement, and (ii) not to solicit our employees during the term of the Consulting Agreement and for one year thereafter. In exchange for the services provided, Mr. Pease will be paid $22,917 monthly fee for his services and be reimbursed for his (and his eligible dependents’) COBRA premiums actually paid for continued group health insurance coverage during the period from August 1, 2016 to July 31, 2017. The Contract was not renewed in 2017.

The charter of the Audit Committee of the Board of Directors specifies that the Audit Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company’s Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.

There were no related party transactions required to be disclosed during fiscal year 2017.

OTHER MATTERS
The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matter in accordance with their best judgment.
By Order of the Board of Directors

Brian C. Faith
President and Chief Executive Officer
March 16, 2018
QUICKLOGIC CORPORATION 1277 ORLEANS DRIVE SUNNYVALE, CA 94089-1138 ATTN: PATRICIA HART

Appendix A

QUICKLOGIC CORPORATION
2009 STOCK PLAN
(as amended March 15, 2018)

1.	Purposes of the Plan. The purposes of this 2009 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to Employees, Directors and Consultants; and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may also be granted under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(g)    “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(h)    “Common Stock” means the common stock of the Company.

(i) “Company” means QuickLogic Corporation, a Delaware corporation.

(j)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k)    “Director” means a member of the Board.

(l)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock

Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on or before the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on or before the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(r)    “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(s)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)    “Option” means a stock option granted pursuant to the Plan.

(u)    “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(v)    “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(w)    “Optioned Stock” means the Common Stock subject to an Award.

(x)    “Optionee” means the holder of an outstanding Option granted under the Plan.

(y)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)    “Participant” means the holder of an outstanding Award granted under the Plan.

(aa)    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under

GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total shareholder return, (xi) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics.

(bb)    “Plan” means this QuickLogic Corporation 2009 Stock Plan.

(cc)    “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

(dd)    “Restricted Stock Purchase Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to Shares purchased under a Restricted Stock award. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ee)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff)    “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to an individual grant of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(gg)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii)    “Service Provider” means an Employee, Director or Consultant.

(jj)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(kk)    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 11 is designated as a SAR.

(ll)    “Stock Appreciation Right Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to Shares purchased under a SAR. The Stock Appreciation Right Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(mm)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a) Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 12,000,000 Shares plus any Shares subject to any outstanding options or similar awards granted under the Company’s 1999 Stock Plan (the “1999 Plan”) that subsequently expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company, up to a maximum of an additional 7,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)    Fungible Share Provisions. Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. With respect to any grants made on or after April 28, 2011, any Awards covering Shares with a per Share or per unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the final paragraph of this Section 3, the Plan shall be credited with 1.5 Shares.

(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or unissued Shares (or for Awards other than Options or SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in the immediately preceding paragraph above, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this paragraph.

4.	Administration of the Plan.

(a)	Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award relating thereto granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;
(ix) to allow Participants to satisfy withholding tax, Fringe Benefits Tax or National Insurance Contributions tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of an Award.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)    No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)    Section 162(m) Limitations.
(i)    Option and SAR Annual Share Limit. No Participant shall be granted, in any fiscal year of the Company (“Fiscal Year”), Options and Stock Appreciation Rights to purchase more than one million Shares; provided, however, that such limit shall be two million Shares in connection with the Participant’s initial service.
(ii)    Restricted Stock Annual Limit. No Participant shall be granted, in any Fiscal Year, more than five hundred thousand Shares of Restricted Stock; provided, however, that such limit shall be one million Shares of Restricted Stock in connection with the Participant’s initial service.
(iii)    Restricted Stock Units Annual Limit. No Participant shall be granted, in any Fiscal Year, more than five hundred thousand Restricted Stock Units; provided, however, that such limit shall be one million Restricted Stock Units in connection with the Participant’s initial service.
(iv)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(v)    Cancellations. If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Award will be counted against the limits set forth in subsections (i), (ii) and (iii) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.
(vi)    Changes in Capitalization. The foregoing 162(m) limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It will continue in effect until March 15, 2028, unless sooner terminated under Section 17 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(i)    In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(b)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:
(i)    cash;
(ii)    check;
(iii)    other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
(v)    any combination of the foregoing methods of payment; or
(vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a)    Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the

Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Relationship as a Service Provider or Provision of Notice of Employment Termination. If an Optionee (i) ceases to provide ongoing service as a Service Provider (for any reason and regardless of any appropriate court finding such termination unfair or irregular on any basis whatsoever), other than upon the Optionee’s death or Disability, or (ii) is provided with notice of termination of employment (for any reason and regardless of any appropriate court finding the related termination unfair or irregular on any basis whatsoever) and ceases to provide ongoing service during the notice period, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the earlier of the date of such cessation as a Service Provider or the last date of ongoing service after receiving a notice of termination of employment or such later date as required by Applicable Laws (the earlier of these dates or such later date required by Applicable Laws is referred to herein as the “Vesting Cessation Date”, as reasonably fixed and determined by the Administrator), but in no event later than the expiration of the term of such Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Vesting Cessation Date. If, on the Vesting Cessation Date, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan (unless the Administrator determines otherwise). At the sole discretion of Company, subject to Applicable Laws, Grantee may be paid a lump sum for their cash compensation in lieu of notice. If, after the Vesting Cessation Date, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)    Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)    Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11. Stock Appreciation Rights.

(a)    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(c) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.
(b)    Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant; provided, further that SARs may not have an exercise price below 100% of the Fair Market Value of the underlying shares on the grant date.

(c)    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying.
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)    the number of Shares with respect to which the SAR is exercised.
(d)    Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.
(e)    SAR Agreement. Each SAR grant shall be evidenced by a Stock Appreciation Right Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(f)    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Stock Appreciation Right Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 10 will also apply to SARs.

12.Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the grant, including the number of Shares of Restricted Stock (subject to Section 6(c) hereof) granted to the Participant and the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.
(b)    Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon and after the Vesting Cessation Date or upon termination of the purchaser’s service with the Company due to death or Disability. Unless the Administrator provides otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
(d)    Rights as a Shareholder. Once the Restricted Stock is granted, the Participant shall have the rights equivalent to those of a shareholder, and shall be a shareholder when the grant is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is granted, except as provided in Section 15 of the Plan.

13. Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in a Restricted Stock Unit Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units (subject to Section 6(c) hereof).
(b)    Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)    Cancellation. On the date set forth in the Restricted Stock Unit Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. In no event may an Award granted hereunder be transferred in exchange for consideration.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, repurchase or forfeiture of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the Section 162(m) annual share issuance limits under Section 6(c), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100% , and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, or, with respect to Restricted Stock, all restrictions have not lapsed, or, with respect to a Restricted Stock Unit, all units have not vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Asset Sale.
(i)    Stock Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period, or such earlier date as specified in the Award Agreement. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or stock appreciation right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Optioned Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
(ii)    Restricted Stock and Restricted Stock Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock and Restricted Stock Unit award shall be assumed or an equivalent Restricted Stock or Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock Unit, including shares which would not otherwise be vested, and all restrictions on Restricted Stock will lapse immediately prior to the closing date of the transaction. For the purposes of this paragraph, a Restricted Stock or Restricted Stock Unit award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each

Share subject to the Restricted Stock or Restricted Stock Unit award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share subject to the Restricted Stock or Restricted Stock Unit award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17.Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)    Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination or Shares issued under the Plan.

The Company will administer the Plan from the United States of America, and any disputes will be settled in the U.S. according to U.S. law. This Plan and all awards are governed by the internal substantive laws, but not the choice of law principles, of the State of California, United States of America.

18. Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Appreciation Right or pursuant to the vesting of a Restricted Stock or Restricted Stock Unit award unless the exercise of such Option or Stock Appreciation Right or the vesting of a Restricted Stock or Restricted Stock Unit award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue, sell or release from escrow such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22. No Repricing. The exercise price for an Option or SAR may not be reduced without the prior consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same fiscal year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(c) above.  Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

23. Section 409A Compliance. Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code to the extent Section 409A of the Code applies to such Awards and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Administrator deems necessary or advisable in its sole discretion. Notwithstanding any other provision in the Plan, the Administrator, to the extent it unilaterally deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

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The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	____________________

1. Election of Directors

Nominees

01 Michael R. Farese 02 Andrew J. Pease 03 Daniel A. Rabinovitsj

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000365942_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

QUICKLOGIC CORPORATION
Annual Meeting of Stockholders
April 25, 2018 10:00 AM
This proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000365947_2 R1.0.1.17